                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [ ]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   DVI, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                   DVI, INC.
                                 500 HYDE PARK
                         DOYLESTOWN, PENNSYLVANIA 18901
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 1999
                            ------------------------

To the Stockholders of DVI, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of DVI, Inc. (the "Company") will be held at the offices of the Company, 500 Hyde Park, Doylestown, Pennsylvania 18901, on Friday, October 29, 1999, at 9:00 a.m., local time, for the following purposes:

          1. To elect six directors to constitute the Board of Directors, each to serve until the next annual meeting of Stockholders;

          2. To consider and act upon a proposal to amend the Company's 1996 Incentive Stock Option Plan to increase the number of shares for which options may be granted thereunder from 1,500,000 to 2,700,000 common shares and approve certain option grants that were made previously pursuant to the Plan, subject to stockholder approval.

          3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending June 30, 2000; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on September 24, 1999 has been fixed as the record date for the determination of all stockholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment thereof.

     Holders of a majority of the outstanding shares of the Company's Common Stock must be present either in person or by proxy in order for the meeting to be held and it is important that your stock be represented regardless of the number of shares you hold. If you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please date, sign and mail promptly the enclosed proxy for which a return envelope is provided.

                                   By Order of the Board of Directors

                                   /s/ Melvin C. Breaux
                                   MELVIN C. BREAUX
                                   Secretary

Dated: September 29, 1999

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                                   DVI, INC.
                                 500 HYDE PARK
                         DOYLESTOWN, PENNSYLVANIA 18901
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 1999
                            ------------------------

     The Board of Directors of DVI, Inc., a Delaware corporation (the "Company"), is soliciting the enclosed proxy for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Friday, October 29, 1999, at 9:00 a.m., local time, at the offices of the Company, 500 Hyde Park, Doylestown, Pennsylvania 18901 and at any adjournment thereof. Whether or not you plan to attend the Annual Meeting, you are requested to date, sign and return the proxy to the Company as promptly as possible in the enclosed envelope. The shares of the Company's common stock, par value $.005 per share (the "Common Stock"), represented by proxies will be voted in accordance with the Board of Directors' recommendations unless the proxy indicates otherwise. Any stockholder giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company at the address specified below a written revocation or a proxy bearing a later date, or by voting in person at the Annual Meeting.

     The close of business on September 24, 1999 has been fixed as the record date (the "Record Date") for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting. At such date, the Company had outstanding 14,203,608 shares of Common Stock. Each holder of Common Stock on the Record Date will be entitled to one vote for each share registered in such stockholder's name on each of the matters to come before the Annual Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum. A list of stockholders entitled to vote will be available for examination by interested stockholders at the corporate headquarters of the Company, office of the Secretary, 500 Hyde Park, Doylestown, Pennsylvania 18901 during ordinary business hours from September 24, 1999 to the date of the Annual Meeting.

     If a stockholder furnishes a proxy but directs the proxy holder to abstain from voting some or all of the shares covered by the proxy on a proposal described in this Proxy Statement, that abstention will have the same effect as voting those shares against the proposal. If shares registered in the name of a broker or other "street name" nominee are voted only as to certain matters before the Annual Meeting and not as to others, because the beneficial owner has not provided voting instructions or the broker has failed to exercise discretionary voting power (commonly referred to as "broker non-votes"), that will have the same effect as voting those shares against the proposal as to which the broker does not vote. The Company expects that under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers will have the authority to vote on all the proposals described in this Proxy Statement except Proposal 2 if they do not receive instructions from the beneficial owners of those shares. Shares that are the subject of abstentions and broker non-votes are required to be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

     The approximate date on which this Proxy Statement and form of proxy is first being sent or given to the Company's stockholders is September 29, 1999.

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1999 accompanies this Proxy Statement. The Annual Report shall not be deemed to be soliciting material or, except as set forth under the heading "Annual Report to Stockholders" in this Proxy Statement, incorporated in this Proxy Statement by reference. Brokerage houses, custodians, nominees and others may obtain additional copies of the Annual Report or this Proxy Statement by request to the Company.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six Directors are to be elected at the Annual Meeting of Stockholders to serve one-year terms until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All of the nominees are currently directors of the Company and were elected Directors at the 1998 Annual Meeting of Stockholders. The Board of Directors is informed that all the nominees are willing to serve as Directors, but if any of them should decline to serve or become unavailable for election as a Director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors accordingly.

     Directors shall be elected by a majority of the votes cast, in person or by proxy, at the Annual Meeting.

                             THE BOARD OF DIRECTORS

     The following table sets forth information concerning the Company's nominees for Director:

                NAME:                   AGE:                  POSITION:
                -----                   ----                  ---------
Gerald L. Cohn........................   70     Director since 1986
John E. McHugh........................   70     Director since 1990
Michael A. O'Hanlon...................   52     Chief Executive Officer since 1995 and
                                                Director since 1993
Nathan Shapiro........................   63     Director since 1995
William S. Goldberg...................   41     Director since 1995
Harry T.J. Roberts....................   65     Director since 1996

     Mr. Cohn is a Director of the Company and has served in that capacity since 1986. Mr. Cohn is a private investor and consultant. Mr. Cohn presently serves as a director of Niagara Steel Corporation and Diametrics Medical Corporation. In addition to his responsibilities as a Director, Mr. Cohn also is an employee of the Company and serves on the Company's senior credit committee. Mr. Cohn is the father of Cynthia J. Cohn, a Company Vice President.

     Mr. McHugh is a Director of the Company and has served in that capacity since 1990. Mr. McHugh was formerly the President of, and now serves in a marketing and public relations capacity with, James McHugh Construction Company, a firm he has been associated with since 1954.

     Mr. O'Hanlon is the Company's Chief Executive Officer since November 1995 and the Company's President since September 1994. Mr. O'Hanlon became a Director in November 1993. From the time Mr. O'Hanlon joined the Company in March 1993 until September 1994 he served as an Executive Vice President of the Company. Before joining the Company he served for nine years as President and Chief Executive Officer of Concord Leasing, Inc., a major source of medical, aircraft, ship and industrial equipment financing. Previously, Mr. O'Hanlon was a senior executive with Pitney Bowes Credit Corporation.

     Mr. Shapiro is a Director of the Company and has served in that capacity since 1995. Mr. Shapiro is a founder and the President of SF Investments, Inc., a registered broker/dealer in business since 1972. Since 1979 he has been a director of Baldwin & Lyons, Inc., a publicly traded property and casualty insurance company. Mr. Shapiro is also the Chairman of the Investment Committee of Baldwin & Lyons, Inc. He is a trustee for Alleghany Funds, a family of mutual funds sponsored by Chicago Trust Company.

     Mr. Goldberg is a Director of the Company and has served in that capacity since 1995. Mr. Goldberg is currently Managing Director of GKH Partners, L.P., a private equity investment and venture capital partnership with which he has been involved since 1988. Mr. Goldberg is current or former director and/or executive officer of several public and privately-owned companies controlled by GKH Partners, L.P.

     Mr. Roberts is a Director of the Company and has served in that capacity since 1996. In addition to his responsibilities as a Director, Mr. Roberts also is an employee of the Company. Mr. Roberts has held senior positions in international banking for the past thirty-five years.

COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 1999, the Company paid $2,500 to each director other than Mr. O'Hanlon for each meeting attended in person. During the fiscal year ended June 30, 1999, the Board of Directors met a total of four times.

     Each of the incumbent directors attended all meetings of the Board and committees of which he was a member held during the period he served on the Board or such committee.

     The Board of Directors has a standing Audit Committee and a Compensation Committee. The Board has no nominating committee.

     The Audit Committee consists of Messrs. Cohn, McHugh and Roberts and makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and thereafter concerning the auditor's report and management letter. During the fiscal year ended June 30, 1999, the Audit Committee met one time.

     The Compensation Committee consists of Messrs. Cohn, Goldberg, McHugh and Roberts and met one time as a separate committee during the fiscal year ended June 30, 1999 and also met in the normal course of each of the four Board of Directors' meetings. The Compensation Committee reviews the annual compensation rates of the officers and key employees of the Company, administers the Company's compensation plans and makes recommendations in connection with such plans.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the personal liability of a Director of the Company for monetary damages for breach of fiduciary duty of care as a Director. Liability is not eliminated for (i) any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to
Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the Director derived an improper personal benefit.

SECTION 16(a) OF THE EXCHANGE ACT-BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's Directors, executive officers and any persons holding 10% or more of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") on reports known as forms 3, 4 or 5, as applicable, and to furnish the Company with copies of such report. Specific due dates for these reports have been established and the Company is required to report in this report any failure to file on a timely basis by such persons. Based solely upon a review of copies of forms 3, 4 and 5 furnished to the Company during the fiscal year ended June 30, 1999, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Cohn, Goldberg, McHugh and Roberts. No Directors other than those currently serving on the Board of Directors served as members of the Compensation Committee during the last completed fiscal year. No member of that Committee, other than Messrs. Cohn and Roberts, was an officer or employee of the Company or any of its subsidiaries during the year. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 1999, 1998, and 1997 of (i) the Company's Chief Executive Officer and (ii) the four most highly compensated executive officers who were serving as executive officers at the end of the 1999 fiscal year.

                                     ANNUAL COMPENSATION     LONG-TERM COMPENSATION AWARDS
                                     -------------------   ---------------------------------    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     STOCK OPTIONS AND GRANTS (SHARES)   COMPENSATION
---------------------------   ----   --------   --------   ---------------------------------   ------------
Michael A. O'Hanlon.........  1999   $301,154   $250,000                100,000                   $8,188(2)
President, Chief Executive    1998    301,154    200,000                100,000                    4,322(3)
Officer and Director          1997    301,154     50,000                 30,000                    3,764(3)
Steven R. Garfinkel.........  1999   $230,885   $125,000                100,000                   $4,495(4)
Executive Vice President and  1998    225,808     73,000                 50,000                    2,264(3)
Chief Financial Officer       1997    201,924     25,000                 15,000                    2,208(3)
Richard E. Miller...........  1999   $230,885   $125,000                100,000                   $6,981(5)
Executive Vice President      1998    193,303     77,000                 50,000                    4,070(3)
                              1997    190,890        -0-                 15,000                    2,385(3)
Anthony J. Turek............  1999   $215,769   $100,000                 75,000                   $4,470(6)
Executive Vice President      1998    193,154     60,000                 50,000                    2,197(3)
                              1997    170,654     12,000                 15,000                    2,147(3)
Jozef Osten(1)..............  1999   $292,800        -0-                 15,000                   $5,174(7)
Vice President                1998        -0-        -0-                    -0-                      -0-
                              1997        -0-        -0-                    -0-                      -0-

---------------
(1) Mr. Osten became an employee of the Company on June 1, 1998.

(2) Includes a $2,500 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

(3) Includes a $500 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

(4) Includes a $1,110 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

(5) Includes a $1,545 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

(6) Includes a $1,151 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

(7) Includes a $1,846 matching contribution made by the Company to the officer's Employee Savings Plan Account. The remainder represents life insurance premiums paid by the Company on behalf of the officer.

                       OPTION GRANTS IN 1999 FISCAL YEAR

     During the fiscal year ended June 30, 1999, options to purchase an aggregate of 390,000 shares of Common Stock were granted to the executive officers listed in the Summary Compensation Table (certain of which are contingent upon stockholder approval at the Annual Meeting). In addition, since June 30, 1999 options to purchase an additional 390,000 shares of Common Stock were granted to the executive officers listed in the Summary Compensation Table, subject to stockholder approval.

                    AGGREGATED OPTION EXERCISES IN THE LAST
               FISCAL YEAR END AND FISCAL-YEAR-END-OPTION-VALUES

     The following table sets forth further information for the executive officers listed in the Summary Compensation Table with respect to previously granted options. The option awards made through June 30, 1999 are included in the following table; the awards made after that date are not included.

                              SHARES                          NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                            ACQUIRED ON          VALUE            UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
NAME                      EXERCISE (#)(1)   REALIZED ($)(1)         FISCAL YEAR-END (#)            FISCAL YEAR-END ($)(2)
----                      ---------------   ---------------   -------------------------------   ----------------------------
                                                              EXERCISABLE      UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                              ------------     --------------   -----------    -------------
Michael A. O'Hanlon.....     -0-                N/A             143,334           176,666        $934,876        $308,499
Steven R. Garfinkel.....     -0-                N/A              51,667           138,333         161,501         235,499
Richard E. Miller.......     -0-                N/A             106,666           138,334         655,249         235,501
Anthony J. Turek........     -0-                N/A              81,666           113,334         562,119         194,872
Jozef Osten.............     -0-                N/A                 -0-            15,000             -0-          24,375

---------------
(1) During the 1999 fiscal year, no stock options were exercised by the executive officers listed in the Summary Compensation Table.

(2) Represents the difference between the closing price of the Company's Common Stock on June 30, 1999 and the exercise price of the options that were exercisable as of that date times the number of exercisable options.

EMPLOYMENT AGREEMENTS AND INCENTIVE COMPENSATION

     The Company has not entered into any employment agreements with any of its employees or executive officers and, other than the Company's 1986 Stock Option Plan, its 1996 Stock Option Plan and the DVI, Inc. 1995 Stock Bonus Plan (the "Stock Bonus Plan") described below, has no long-term incentive compensation plan. The Company, however, does provide short-term incentive compensation to certain executive officers and other employees through the award of quarterly and/or annual bonuses based upon certain agreed-upon performance criteria.

     1996 STOCK OPTION PLAN. The Board of Directors adopted the 1996 Stock Option Plan in 1997 and the stockholders of the Company adopted the 1996 Stock Option Plan at the 1997 Annual Meeting and ratified certain option grants previously made under the 1996 Stock Option Plan. The purpose of the 1996 Stock Option Plan is to authorize the grant of (i) non-qualified stock options and
(ii) incentive stock options (collectively, "Options") to eligible employees, consultants and directors of the Company or any of its subsidiaries.

     The 1996 Stock Option Plan is administered by the Compensation Committee of the Board of Directors and such committee has exclusive authority to authorize the granting of Options. The maximum total number of shares of Common Stock which may be made the subject of Options granted under the 1996 Stock Option Plan is 1,500,000. As of the date hereof Options representing 2,391,999 shares of Common Stock are outstanding under the 1996 Option Plan. In addition, there are options representing 431,334 shares of Common Stock outstanding under the Company's 1986 Stock Option Plan, the predecessor plan to the 1996 Stock Option Plan; the 1986 Stock Option Plan has expired and no more options may be issued under that plan. Under the 1996 Stock Option Plan and the 1986 Stock Option Plan, the number of shares which may be issued on exercise of Options is subject to adjustment by reason of stock splits or other similar capital events.

     The Options will have exercise prices not less than 100% of the fair market value of the Common Stock at the date of grant. The holder of the Option is able to exercise the Option from time to time as specified in the particular Option. The expiration date of an Option is determined by the Compensation Committee but shall be no later than ten years from the date of grant. Options are not transferable under the 1996 Stock Option Plan other than by will or the laws of descent and distributions and (other than with respect to incentive stock options) as otherwise provided by the Compensation Committee.

     THE STOCK BONUS PLAN. Pursuant to the Stock Bonus Plan, the Company has agreed, subject to the discretion of the Compensation Committee, to issue, from time to time an aggregate of not more than 200,000 shares of Common Stock of the Company to certain of its employees if the last sale price of the Company's Common Stock is $16.00 per share or higher for 30 consecutive calendar days at any time before December 31, 2000, which condition has been satisfied. The employee must have been employed by the Company during such 30 day period to be eligible to receive shares of Common Stock. The Company also has agreed that, if, at any time prior to December 31, 1998, there is an event or series of events that constitutes a sale of the Company and the consideration to be received per share of Common Stock is $13.00 or more, the Company will issue all 200,000 shares pursuant to the Stock Bonus Plan. As of the date hereof no shares of Common Stock have been issued pursuant to the Stock Bonus Plan.

     SEVERANCE AGREEMENTS. On November 20, 1995 the Company entered into a Severance Agreement (the "Higgins Severance Agreement") with David L. Higgins, the Company's former Chairman and Chief Executive Officer, pursuant to which Mr. Higgins agreed to continue to perform certain consulting and other services for the Company through December 1, 1997 (the "Initial Termination Date"). Pursuant to the Higgins Severance Agreement the Company agreed (i) to pay Mr. Higgins an aggregate of $275,000 through the Initial Termination Date, in installments consistent with the Company's regular payroll schedule; (ii) to provide Mr. Higgins, at the Company's sole expense, with healthcare and life insurance benefits consistent with those provided to the Company's executive officers to the Initial Termination Date; and (iii) to reimburse Mr. Higgins for certain expenses incurred by him while performing services for the Company prior to the Initial Termination Date. On November 26, 1997 the Company and Mr. Higgins amended the Higgins Severance Agreement to provide that Mr. Higgins would receive an additional $50,000 for providing certain consulting services to the Company through December 1, 1998 and to extend the Initial Termination Date to December 1, 1998. The Higgins Severance Agreement was further amended on November 30, 1998 to provide for the continuation of Mr. Higgins' consulting services to the Company through December 1, 2000 and the continuation of the $50,000 annual payment and benefits during that period.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     A publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). It is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future, and, therefore, the Company generally has not attempted to qualify any of its compensation plans, programs and arrangements for any of the exceptions to the Deduction Limitation.

OVERVIEW AND PHILOSOPHY

     Messrs. Cohn, Goldberg, McHugh and Roberts, sitting as the Compensation Committee (the "Committee"), are responsible for developing the Company's executive compensation policies. The Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executives of the Company. The Committee is responsible for setting and administering the policies which govern annual compensation, the Stock Option Plan, and determination of bonuses for executives.

     There are three elements in the Company's executive compensation program:
     - Base salary compensation.
     - Short-term incentive compensation (bonuses).
     - Long-term incentive compensation (stock options).

     In designing its compensation programs, the Company believes that executive compensation should reflect the value created for stockholders and support the Company's strategic goals. Specifically, the objectives of the program are as follows:

     - Attract and retain key executives important to the long-term success of the Company.

     - Provide incentives for performance with respect to the goals established for each executive by management.

     - Provide incentives for performance with respect to the Company's goals.

     - Align the executive's interests with those of the Company's stockholders through participation in stock-based plans.

     - Reward individuals for outstanding contributions to the Company's success.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the medical equipment finance industry. Actual compensation levels may be greater or less than average competitive levels in other companies based upon annual and long-term Company performance as well as individual performance.

                     EXECUTIVE OFFICER COMPENSATION PROGRAM

BASE SALARY AND SHORT-TERM INCENTIVE COMPENSATION

     The Company's general approach to base salary and short-term incentive compensation is to pay salaries which when combined with bonuses are competitive with the salaries and bonuses paid to executives of other companies in the medical equipment finance industry based upon the individual's experience and past and potential contribution to the Company. As described in the Company's Proxy Statement, the base salary for the Company's executive officers for fiscal year 1999 reflects levels deemed by the Company to have been appropriate in view of the prior and expected contribution of the executives to the Company's development. The Company believes that a significant part of the overall compensation paid to executives should consist of bonuses paid annually or quarterly based on the ability of the executive to achieve specified Company, departmental and individual goals.

STOCK OPTION PLAN

     The Board of Directors and the Committee believe that stock ownership is a significant incentive in building stockholder wealth and aligning the interest of employees and stockholders. Stock options will only have value if the Company's stock price increases. In addition, the Company's stock options utilize vesting periods to encourage key employees to continue in the employ of the Company. The Stock Option Plan authorizes the Committee to award key employees stock options at exercise prices, vesting schedules and with terms established by the Committee.

                                          Compensation Committee
                                            Gerald L. Cohn
                                            William S. Goldberg
                                            John E. McHugh
                                            Harry T.J. Roberts
September 29, 1999

PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's total stockholder return on Common Stock with the S&P 500 Index, and a Peer Group Index, weighted by market equity capitalization, as of the market close on June 30, 1994 through the end of the fiscal year ended June 30, 1999. The Peer Group consists of publicly traded specialty finance companies, selected by the Company in good faith. The companies selected are the Finova Group Inc., Household International Inc., Comdisco Inc., Leasing Solutions, Inc. and Prime Capital

Corporation. Cumulative total returns are calculated assuming that $100 was invested on June 30, 1994 in each of the Common Stock, the S&P 500 Index and the Peer Group Index, and that all dividends were reinvested.

                               PERFORMANCE CHART
[PERFORMANCE CHART]

                                                        DVI, INC.                   S & P 500                  PEER GROUP
                                                        ---------                   ---------                  ----------
1994                                                       100                         100                         100
1995                                                       124                         126                         143
1996                                                       166                         159                         217
1997                                                       153                         214                         336
1998                                                       268                         279                         450
1999                                                       180                         342                         448

                DATA PERIOD: JUNE 30, 1994 THROUGH JUNE 30, 1999

                              CERTAIN TRANSACTIONS

     EMPLOYMENT ARRANGEMENTS. Gerald L. Cohn and Harry T.J. Roberts, who are directors of the Company, also act as employees and advisors to the Company. During the Company's 1999 fiscal year Messrs. Cohn and Roberts were paid $110,423 and $120,462, respectively for the provision of such services.

     FACILITIES LEASE. The Company's principal executive offices located in Doylestown, Pennsylvania are leased from Mr. Walter S. Smerconish, who is the step-son of one of the directors of the Company. During the 1999 fiscal year the Company paid rent of approximately $447,074 to Mr. Smerconish. Also during the 1999 fiscal year, the Company signed a ten-year lease with Mr. Smerconish to rent from him a new 60,000 square foot building to which, upon the completion thereof, the Company will move its headquarters. The initial annual base rent for the new headquarters building will be $960,000.

     OFFICER LOANS. As of the date hereof, Michael A. O'Hanlon, the Company's President and Chief Executive Officer and a member of the Board of Directors of the Company, has loans outstanding from the Company in the aggregate principal amount of $516,000. Of that amount, $316,000 was borrowed for Mr. O'Hanlon's personal use and bears interest at 6%. In addition, during 1998 the Company loaned

Mr. O'Hanlon, Richard E. Miller, an Executive Vice President of the Company, and Anthony J. Turek, an Executive Vice President of the Company, $200,000, $150,000 and $124,724, respectively, in connection with purchases of Company Common Stock by these officers. Messrs. Miller and Turek have additional indebtedness to the Company for personal purposes aggregating, respectively, $2,250 and $41,258. Each of the loans is outstanding in full as of the date hereof and bears interest at 6%, payable quarterly, except that the interest on Mr. O'Hanlon's loans is payable annually.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information regarding beneficial ownership of shares of Common Stock as of September 21, 1999 by each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director, each of the officers named in the Summary Compensation Table and all current officers and directors as a group. Persons named in the following table have sole voting and investment powers with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and other information contained in the footnotes to the table. Information with respect to beneficial ownership is based upon the Company's Common Stock records and data supplied to the Company by its stockholders.

                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP                                  PERCENT OF CLASS
------------------------------------            --------------------                                  ----------------
Gerald L. Cohn***.............................         406,805(1)(2)(3)(4)                                  2.84
Steven R. Garfinkel***........................         110,366(5)                                              *
William S. Goldberg***........................          11,666(4)                                              *
John E. McHugh***.............................          42,066(1)(4)(6)                                        *
Richard E. Miller**...........................         172,971(7)(8)                                        1.20
Michael A. O'Hanlon***........................         374,131(9)(10)                                       2.59
Harry T. J. Roberts***........................          13,666(4)                                              *
Nathan Shapiro***.............................          68,866(4)                                              *
Anthony J. Turek**............................         145,733(11)                                             *
Jozef Osten...................................           5,000(12)                                             *
Ronald Baron****..............................       2,983,100(13)                                         21.00
CIBC Trust Company (Bahamas) Limited*****.....       2,540,720(14)(15)                                     17.03
Walter F. Harrison******......................         719,100(16)                                          5.06
All directors & officers as a group (14              1,623,229(1)(2)(3)(4)(5)(6)(7)                        10.79
  persons)....................................
                                                              (8)(9)(10)(11)(12)(17)

---------------
*       Less than 1%

**      4041 MacArthur Boulevard, Suite 401, Newport Beach, California 92660

***     500 Hyde Park, Doylestown, Pennsylvania 18901

****   767 Fifth Avenue, New York, New York 10153

*****  P.O. Box N-3933, Nassau, Bahamas

****** 126 East 56th Street, 25th Floor, New York, New York 10022

  (1) Includes 10,000 shares of Common Stock which may be purchased on the exercise of warrants granted to certain directors of the Company.

  (2) Does not include (a) 56,500 shares of Common Stock held of record by Cynthia J. Cohn, who is a Vice President of the Company and one of Mr. Cohn's daughters, and the Cynthia J. Cohn Revocable Trust and (b) 9,750 shares of Common Stock held of record by a trust established for the benefit of Clayton Schmidt, Mr. Cohn's grandchild, as to all of which Mr. Cohn disclaims any beneficial interest.

  (3) Includes 75,472 shares of Common Stock which may be exercised upon conversion of $800,000 of the Company's 9 1/8% Convertible Subordinated Notes due 2002.

  (4) Includes 11,666 shares of Common Stock which may be purchased on the exercise of stock options.

  (5) Includes 106,666 shares of Common Stock which may be purchased on the exercise of stock options.

  (6) Does not include 2,000 shares of Common Stock held of record by Mr. McHugh's wife, as to which Mr. McHugh disclaims beneficial ownership.

  (7) Includes 161,666 shares of Common Stock which may be purchased on the exercise of stock options.

  (8)  Includes 305 shares of Common Stock held through the Employee Savings
       Plan.

  (9) Includes 219,999 shares of Common Stock which may be purchased on the exercise of stock options.

 (10) Includes 1,832 shares of Common Stock held through the Employee Savings Plan.

 (11) Includes 118,333 shares of Common Stock which may be purchased on the exercise of stock options.

 (12) Includes 5,000 shares of Common Stock which may be purchased on the exercise of stock options.

 (13) According to Amendment No. 8 to a Schedule 13D dated July 29, 1998 (the "Baron Schedule 13D") filed with the Securities and Exchange Commission, Mr. Baron holds an aggregate of 2,983,150 shares of Common Stock directly and as a controlling person of certain entities as follows: (i) 200,000 shares in his capacity as a controlling person of Baron Capital Group, Inc.; (ii) 224,300 shares as a controlling person of BAMCO, Inc., a registered investment adviser that controls Baron Asset Fund; (iii) 1,680,000 shares as a controlling person of Baron Asset Fund; (iv) 878,000 shares as a controlling person of Baron Capital Management, Inc., a registered investment adviser; and (v) 50 shares directly. Mr. Baron, according to the Baron Schedule 13D, disclaims beneficial ownership of the shares described in (ii), (iii) and (iv) of the preceding sentence.

 (14) Held by Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited ("CIBC"), as trustee of trusts for the benefit of the grandchildren of A.N. Pritzker, deceased. Does not include 56,339 shares of Common Stock owned by a partnership comprised of trusts for the benefit of members of the Pritzker Family. CIBC is not the trustee of such trusts. As used herein, the term "Pritzker Family" refers to the lineal descendants of Nicholas J. Pritzker, deceased.

 (15) Includes 716,981 shares of Common Stock held by CIBC, as trustee for certain trusts which may be exercised upon conversion of $7,600,000 of the Company's 9 1/8% Convertible Subordinated Notes due 2002.

 (16) According to a Form 13F filed with the Securities and Exchange Commission on August 12, 1999, Mr. Harrison holds an aggregate of 719,100 shares of Common Stock as a controlling person of Granite Capital International Group and its affiliated companies. According to representatives of Granite Capital International Group, Mr. Harrison disclaims beneficial ownership of all such shares.

 (17) Includes 134,164 shares which may be purchased on the exercise of stock options, in addition to those shares that may be purchased on the exercise of options and warrants and upon conversion of certain notes set forth in footnotes (1), (3), (4), (5), (7), (9), (11) and (12).

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required for the election of each nominee specified in this proposal.

     The Board of Directors unanimously recommends that you vote FOR the election of each nominee specified in this proposal. Proxies solicited by the Board of Directors will be voted for the nominees specified in this proposal unless authority to vote for one or more of such nominees is specifically withheld in the proxy.

                                   PROPOSAL 2

                PROPOSAL TO AMEND THE DVI 1996 STOCK OPTION PLAN

GENERAL

     The stockholders are being asked to vote on a proposal to amend the Company's 1996 Stock Option Plan (the "Option Plan") to permit the Company to increase the number of shares of Common Stock subject to options under the Option Plan from 1,500,000 to 2,700,000, subject to adjustments by reason of stock splits or similar capital adjustments. By approving this proposal, the stockholders also will be approving the grants previously authorized by the Board, subject to stockholder approval, of options to acquire an aggregate of 891,999 shares of Common Stock. The Option Plan was approved by the stockholders at the Annual Shareholders' Meeting held on December 4, 1997.

     The terms and provisions of the Option Plan are summarized below. This summary, however, does not purport to be a complete description of the Option Plan and this description is qualified in its entirety by the terms of the Option Plan.

PURPOSE

     The purpose of the Option Plan is to authorize the grant of (i) non-qualified stock options and (ii) incentive stock options (collectively, "Options") to eligible employees, consultants and directors of the Company or any subsidiary thereof. This granting of Options is intended to benefit the Company by attracting such employees, consultants, and directors to, and inducing them to remain with, the Company and its subsidiaries and by giving such eligible employees, consultants and directors equity-based incentives to increase their efforts to make the Company's business more successful.

ADMINISTRATION

     The Option Plan is administered by the Compensation Committee. That Committee has exclusive authority to authorize the granting of Options. Any interpretation and construction of any provision of the Option Plan made by the Compensation Committee is final, binding and conclusive on all persons having any interest thereunder.

SECURITIES SUBJECT TO THE OPTION PLAN

     The shares issued upon an exercise of an Option under the Option Plan may be either authorized but unissued shares or treasury shares of the Company or shares purchased on the open market or otherwise. Presently, the maximum aggregate number of shares which may be made the subject of Options granted under the Option Plan is 1,500,000. That limit will increase to 2,700,000 if the Shareholders approve this Proposal 2. No Optionee may receive Options for more than 1,000,000 shares of Common Stock over the life of the Option Plan.

ELIGIBILITY

     The Compensation Committee will determine the eligibility of each proposed recipient, based on, among other factors, the position and responsibilities of the proposed recipient, the nature and value to the Company of the proposed recipient's services, accomplishments and his or her potential contribution to the success of the Company.

OPTIONS

     The Options have exercise prices not less than 100% of the fair market value (as defined in the Stock Option Plan) of the Common Stock at the date of grant. Unless otherwise provided by the particular Option, the exercise price may be paid by check or bank draft.

     The Optionee is able to exercise Options from time to time as specified in the particular Option. The Compensation Committee determines the expiration date of the Options, which date shall be no later than ten years from the date of grant. Except in the circumstances described below and except as provided in any award agreement, the Option must be exercised during the period the Optionee is in the employ (or, in the case of consultants or directors, other service) of the Company. If an Optionee's employment (or other service) terminates, for any reason, within the first twelve months following the grant of an Option, such Option, to the extent then unexercised, shall cease to be exercisable and shall be forfeited immediately, unless the applicable award agreement provides otherwise. If an Optionee's service to the Company terminates by reason of disability, after the first twelve months following the grant, the Optionee may, unless otherwise provided in the applicable award agreement, exercise his Options on, or any time within the one-year period following, the date of such termination to the extent that the Optionee was entitled to exercise the Options at the date of the termination. If an Optionee dies while in the service of the Company after the first twelve months following the grant of the Option, unless otherwise provided in the applicable award agreement, such Option is exercisable by the Optionee's legal representative for the period of one-year next succeeding the date of his death, to the extent that the Optionee was entitled to exercise the Option on the date he terminated service. Unless otherwise provided in the applicable award agreement, if the Optionee should die after termination of service, such termination for a reason other than disability or retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of termination of service of the Optionee, or (ii) the date on which the term of the Option otherwise expires. If an Optionee's service to the Company terminates due to retirement after the twelfth month following the date on which the option was granted, unless otherwise provided in the applicable award agreement, the Optionee may exercise his Options on, or any time within the three-month period following, the date of such termination to the extent that the Optionee was entitled to exercise the Options at the date of the termination. Upon voluntary termination of the Optionee's employment by the Optionee or upon the termination of the Optionee's employment for cause, all Options held by the Optionee, to the extent then unexercised, shall automatically cease to be exercisable and shall be forfeited immediately, unless the applicable award agreement provides otherwise. If the Optionee's employment by the Company terminates, after the twelfth month following the date of the grant of the option, for any reason other than death, disability, retirement, for cause, or voluntary termination by the Optionee and unless the Optionee's award agreement provides otherwise, the Optionee may exercise his Options for a period of three months following the termination to the extent that the Optionee was entitled to exercise the Options at the date of the termination. Subject to the above conditions, the exercise price and duration of the Options will be set by the Compensation Committee. No Option shall be transferable other than by will or the laws of descent and distribution and (other than with respect to incentive stock options) as otherwise provided by the Compensation Committee.

SPECIAL LIMITATIONS FOR INCENTIVE STOCK OPTIONS

     The Option Plan imposes certain limitations with respect to incentive stock options, including the following limitations:

     (i) The aggregate fair market value (determined at the time the incentive stock options are granted) of the shares of Common Stock or shares of stock of any Subsidiary of the Company with respect to which incentive stock options under the Option Plan or any other plan are exercisable for the first time by any Optionee during any calendar year shall not exceed $100,000.

     (ii) If an incentive stock option is to be granted to an employee who immediately before such grant owned 10% or more of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, the exercise price per share of Common Stock shall be not less than 110% of the fair market value at the time of the grant of the incentive stock option, and the incentive stock option shall expire not more than five years from the date of grant.

STOCKHOLDER RIGHTS

     Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of death shall have any rights of a stockholder with respect to the Shares subject to an Option, except to the extent that a certificate for such Shares shall have been issued upon the exercise of the Option as provided for in the Option Plan.

AMENDMENT AND TERMINATION

     The Board may amend the Option Plan as it shall deem advisable, except that
(i) no amendment may adversely affect an Optionee with respect to Options previously granted unless such amendments are in compliance with applicable laws and (ii) no amendment shall be made by the Board without the approval of the stockholders of the Company, if such amendment would cause the Option Plan to fail to comply with any requirement of applicable law or regulation if it were not so approved by the stockholders.

     No Option shall be granted under the Option Plan after ten years from the effective date of the Plan.

STOCK OPTION PLAN BENEFITS

     Options to purchase 2,391,999 shares of Common Stock are outstanding under the Option Plan pursuant to option grants to a total of 261 persons. Those options in excess of 1,500,000 were issued, and are subject to, Shareholder approval for the Company to increase the number of shares of Common Stock subject to options under the Option Plan. The following table sets forth the number of shares of Common Stock underlying options granted subject to shareholder approval and the dollar value such options would have had on September 21, 1999 (the difference between the closing price of the Common Stock on such date and, if less, the exercise price times the number of options:

                                                                    STOCK OPTION PLAN
                                                              ------------------------------
NAME                                                          NO. OF OPTIONS    DOLLAR VALUE
----                                                          --------------    ------------
Michael A. O'Hanlon.........................................     130,179          $13,218
Steven R. Garfinkel.........................................     130,179           13,218
Richard E. Miller...........................................     130,179           13,218
Anthony J. Turek............................................      97,634            9,914
Jozef Osten.................................................      19,527            1,983
Director Group (excluding Mr. O'Hanlon).....................     147,634            9,915
Non-Executive Officer/Employee Group (excluding all other
  individuals listed above).................................     236,667                0

FEDERAL TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an Optionee or a deduction for the Company. To receive special tax treatment as an incentive stock option under the Internal Revenue Code of 1986, as amended (the "Code"), as to shares acquired upon exercise of an incentive stock option, an Optionee must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the Optionee pursuant to exercise of the option. In addition, the Optionee must be an employee of the Company or a qualified Company subsidiary at all times between the date of grant and the date three months (one year in the case of death or disability) before exercise of the option. Special tax treatment as an incentive stock option under the Code generally allows the sale of Common Stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the Optionee, but the Company will not be entitled to a tax deduction. However, the exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied) will give rise to income includable by the Optionee in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the option price.

     If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. Such gain will be equal to the difference between the option price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) The Company will generally be entitled to a deduction equal to the amount of such gain included by an Optionee as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that exercise of the Option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

     NON-QUALIFIED STOCK OPTIONS. No income will be recognized by an Optionee at the time a non-qualified stock option is granted. Generally, ordinary income will, however, be recognized by an Optionee at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the option price. The Company will generally be entitled to a deduction for Federal income tax purposes in the same amount as the amount included in ordinary income by the Optionee with respect to his or her non-qualified stock option.

     Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the option price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the Option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

     Additional special tax rules may apply to those Stock Option Plan participants who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended.

     The foregoing tax discussion is a general description of certain expected Federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required for the approval of the proposed amendment to the 1996 Stock Option Plan and the option grants that were made thereunder, subject to stockholder approval, by the Board of Directors in respect of an aggregate of 891,999 shares of Common Stock which exceed the current limit of 1,500,000. The Board of Directors unanimously recommends that you vote FOR the approval of the amendment to the Option Plan. Proxies solicited by the Board of Directors will be voted for the approval of this proposal unless a vote against the proposal or an abstention is specifically indicated.

                                   PROPOSAL 3

                 PROPOSAL TO RATIFY APPOINTMENT OF ACCOUNTANTS

     The Company proposes to select Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending June 30, 2000. Deloitte & Touche LLP has been the independent accountants for the Company since May, 1987. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of Common Stock present and voting in person or by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company's independent certified public accountants. Proxies solicited by the Board of Directors will be voted for the proposal unless a vote against the proposal or an abstention is specifically indicated.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1999 (the "Annual Report"), which accompanies this Proxy Statement, contains the consolidated financial statements of the Company. Such consolidated financial statements, including the notes thereto and management's discussion and analysis of financial condition and results of operations (collectively, the "Financial Statements"), are incorporated by reference herein and are considered a part of the Company's proxy soliciting material. Except for the Financial Statements, the Annual Report is not incorporated in this Proxy Statement and is not considered a part of the Company's proxy soliciting material.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company has received no stockholder proposals to be voted on at this meeting. Appropriate stockholder proposals which are intended to be presented at the 2000 Annual Stockholders' Meeting must be received by the Company no later than August 16, 2000, in order to be included in the 2000 proxy materials.

                                 OTHER MATTERS

     All expenses in connection with the solicitation of proxies will be paid by the Company. The Company will pay brokers, nominees, fiduciaries or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone, facsimile, or telegraph.

     As of the date of this Proxy Statement, the management has no knowledge of any matters to be presented at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Melvin C. Breaux
                                          MELVIN C. BREAUX
                                          Secretary

September 29, 1999

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K BY SENDING A WRITTEN REQUEST TO INVESTOR COMMUNICATIONS, DVI, INC., 500 HYDE PARK, DOYLESTOWN, PENNSYLVANIA 18901.

                                                                           PROXY

                                   DVI, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 1999


     The undersigned hereby constitutes and appoints Michael A. O'Hanlon and Melvin C. Breaux, or either of them, attorneys and proxies of the undersigned with full power of substitution to vote all shares of Common Stock of DVI, Inc. (the "Company") owned or held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 500 Hyde Park, Doylestown, Pennsylvania 18901, on Friday, October 29, 1999, at 9:00 a.m. and at any adjournment thereof.

     The Board of Directors recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" Item 2.

ITEM 1. Election of Directors

/ / For all nominees listed below (except as marked to the contrary below)

/ / WITHHOLD AUTHORITY to vote for all nominees

     INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

     G. Cohn, J. McHugh, M. O'Hanlon, N. Shapiro, W. Goldberg, H. Roberts


     ITEM 2. To approve and ratify an amendment of the Company's 1996 Incentive Stock Option Plan to increase the number of shares for which options may be granted thereunder to 2,700,000 shares and to approve the option grants made pursuant to the Company's 1996 Stock Option Plan in excess of 1,500,000 shares.

/ / For             / / Against
/ / Abstain


     ITEM 3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending June 30, 2000.

/ / For             / / Against
/ / Abstain


     ITEM 4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                 PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE
                              AND RETURN PROMPTLY.

     THE PROXY HOLDERS ARE DIRECTED TO VOTE AS SET FORTH ABOVE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED AND DATED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2 AND IN ACCORDANCE WITH THE JUDGMENT OF SUCH PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY HOLDERS WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

     The undersigned hereby acknowledges receipt of the Company's Annual Report to Stockholders and of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting.

     Dated:___________________, 1999
          Signature(s):

          Please mark, date and sign as your name appears above and return in the enclosed envelope. When signing as an agent, attorney, or fiduciary, or for a corporation or partnership, indicate the capacity in which you are signing. Shares registered in joint names should be signed by each joint tenant or trustee.



                                       19